Exhibit 99.1

Imprivata Announces Fourth Quarter 2015 Financial Results, Revenue Growth of 18%

Highlights

•	Revenue of $34.2 million

•	Adjusted EBITDA loss of $1.3 million

•	Cash Flow from Operations of $1.5 million

•	Net loss per share: $0.15 GAAP; $0.09 non-GAAP

Lexington, Mass. — (BUSINESS WIRE) — February 16, 2016 — Imprivata® (NYSE: IMPR), the healthcare IT security company, today announced financial results for three and twelve months ended December 31, 2015. Revenues for the three months ended December 31, 2015 were $34.2 million, an increase of 18% from revenues of $29.0 million for the same period in 2014. Revenues for the twelve months ended December 31, 2015 were $119.1 million, an increase of 23% from revenues of $97.0 million for the same period in 2014.

“Our fourth quarter revenue growth was driven by strong demand from multiple products, as we are solving more security and identity problems in healthcare,” said Omar Hussain, President and CEO of Imprivata. “For the year, we added a record number of new healthcare customers, bringing our total to over 1,500 worldwide. Additionally, because of our unwavering focus on customer experience, we maintained our healthcare retention rate at over 97%.”

“We have become the vendor of choice in healthcare IT security, which was reflected in the cross-selling across our product platform in the fourth quarter. We are excited about 2016 as we continue to build momentum with our multi-product platform strategy, and we will continue to innovate and expand our market opportunity. For example, at HIMSS we will announce our expansion of Imprivata Confirm ID to a strong authentication platform, replacing usernames and passwords with two factor authentication for not only EPCS, but also for remote access, medical devices and other clinical workflows.

Financial Results

Net loss for the three months ended December 31, 2015 was $3.7 million, or $(0.15) per basic and diluted share attributable to common stockholders, as compared to a net loss of $1.7 million, or $(0.07) per basic and diluted share attributable to common stockholders for the same period in 2014. Net loss for the twelve months ended December 31, 2015 was $23.1 million, or $(0.94) per basic and diluted share attributable to common stockholders, as compared to a net loss of $16.7 million, or $(1.37) per basic and diluted share attributable to common stockholders for the same period in 2014.

Adjusted EBITDA(1) for the three months ended December 31, 2015 was a loss of $1.3 million, as compared to a loss of $34,000 for the same period in 2014. Non-GAAP net loss (2) for the three months ended December 31, 2015 was $2.2 million, or $(0.09) per basic and diluted share, as compared to non-

GAAP net loss of $1.0 million, or $(0.04) per basic and diluted share, for the same period in 2014. Adjusted EBITDA for the twelve months ended December 31, 2015 was a loss of $12.4 million, as compared to a loss of $11.5 million for the same period in 2014. Non-GAAP net loss (2) for the twelve months ended December 31, 2015 was $16.8 million, or $(0.69) per basic and diluted share, as compared to non-GAAP net loss of $15.0 million, or $(1.08) per basic and diluted share, for the same period in 2014. A reconciliation of GAAP to these non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(1)	Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted for foreign currency gains (losses), stock based-compensation, transaction costs associated with business acquisitions, shelf registration and offering costs and the impact of the fair value revaluation on our contingent liability.

(2)	Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization of purchased intangible assets, stock-based compensation, transaction costs associated with business acquisitions, shelf registration and offering costs and the impact of the fair value revaluation on our contingent liability.

First Quarter and Full-Year 2016 Financial Outlook

	First Quarter	Full-Year 2016
Revenues	$28.5-30m	$136-140m
Adjusted EBITDA loss	$(7.9)-(7.0)m	$(11.6)-(10.3)m
GAAP Loss Per Share	$(0.41)-(0.37)	$(0.86)-(0.81)
Non-GAAP Loss Per Share	$(0.36)-(0.32)	$(0.63)-(0.58)
Weighted Average Shares Outstanding	25.1m	25.2m

Conference Call and Webcast Information

Imprivata management will host a conference call at 5:30 pm Eastern Time on Tuesday, February 16, 2016 to discuss the Company’s quarter ended December 31, 2015 results, its business outlook and other matters. The conference call will be accessible by dialing 877-407-8037, or for international callers, 201-689-8037, and referencing “the Imprivata 4Q15 earnings call”. A live webcast of the conference call will also be available on the investor relations section of the Company’s website at http://investor.imprivata.com/. Imprivata intends to use the investor relations portion of its website as well as social media as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

An audio replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through March 1, 2016. The replay can be accessed by dialing 877-660-6853, or 201-612-7415 for international callers, and providing conference ID 13629767.

About Imprivata

Imprivata® (NYSE: IMPR), the healthcare IT security company, provides healthcare organizations globally with a security and identity platform that delivers authentication management, fast access to patient information, secure communications, and positive patient identification. Imprivata enables care providers to securely and efficiently access, communicate, and transact patient health information to address critical compliance and security challenges while improving productivity and the patient experience. For more information, please visit www.imprivata.com.

Investor Relations:

Jeff Bray, CFA, 781-761-1417

Director of Investor Relations

jbray@imprivata.com

Media Contact:

John Hallock, 781-761-1921

Corporate Communications

jhallock@imprivata.com

All Imprivata products are trademarks of Imprivata, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our healthcare customer base, backlog and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and our expected financial results for first quarter 2016 and beyond. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “could,” “increases,” “improves,” “reduces,” “implements,” “results,” “addresses,” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Imprivata’s control. Imprivata’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to successfully develop and introduce new solutions and products for existing solutions; our ability to attract new customers and retain and increase sales to existing customers; developments in the healthcare industry or regulatory environment; seasonal variations in the purchasing patterns of our customers; longer sales cycles associated with more complex deals in our healthcare business; slower growth in the non-core areas of our business; the lengthy and unpredictable sales cycles for new customers; our ability to successfully integrate HT Systems and other businesses and assets that we may acquire; our ability to market and sell any acquired products from HT Systems and future acquisitions; our ability to maintain successful relationships with our channel partners and technology alliance partners; our dependency on sole source suppliers and a contract manufacturer for hardware components of our Imprivata OneSign and Imprivata PatientSecure solutions; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of protected health information; our ability to protect our intellectual property rights, and the other risks detailed in Imprivata’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 11, 2015, as well as other documents that may be filed by Imprivata from time to time with the SEC. The forward-looking statements included in this press release represent Imprivata’s views as of the date of this press release. Imprivata undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Imprivata has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Imprivata believes that the use of these non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Imprivata’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA (EBITDA adjusted for foreign currency gains (losses), stock based-compensation, transaction costs associated with business acquisitions, transaction costs associated with shelf registration and offering costs and the impact of the fair value revaluation on our contingent liability), non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expense associated with our purchased intangible assets, stock-based compensation, transaction costs associated with business acquisitions, transaction costs associated with shelf registration and offering costs and the impact of the re-measurement to fair value of our contingent liability. Non-GAAP financial measures that Imprivata uses may differ from measures that other companies may use. These non-GAAP financial measures disclosed by Imprivata are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Imprivata, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$51,712	$78,524
Accounts receivable, net of allowances	36,629	25,335
Prepaid expenses and other current assets	4,431	3,516

Total current assets	92,772	107,375
Property and equipment, net	7,901	7,640
Goodwill	14,380	1,560
Intangible assets, net	5,681	1,499
Other assets	23	105

Total assets	$120,757	$118,179

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,997	$2,498
Accrued expenses and other current liabilities	11,567	10,565
Current portion of capital lease obligations and long-term debt	442	625
Current portion of other long-term liabilities	240	288
Current portion of deferred revenue	43,929	33,120
Current portion of contingent purchase price liability	818	152

Total current liabilities	63,993	47,248
Deferred revenue, net of current portion	5,430	4,021
Deferred tax liability	662	—
Capital lease obligations, long-term debt and royalty obligations, net of current portion	209	619
Other long-term liabilities, net of current portion	1,850	1,535
Contingent purchase price liability, net of current portion	—	480

Total liabilities	72,144	53,903
Stockholders’ equity:
Undesignated preferred stock	—	—
Common stock	25	24
Additional paid-in capital	179,357	171,903
Accumulated other comprehensive loss	(151)	(100)
Accumulated deficit	(130,618)	(107,551)

Total stockholders’ equity	48,613	64,276

Total liabilities and stockholders’ equity	$120,757	$118,179

Imprivata, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue
Product	$19,919	$16,532	$64,937	$52,164
Maintenance and services	14,315	12,496	54,183	44,815

Total revenue	34,234	29,028	119,120	96,979

Cost of revenue
Product	4,923	3,388	16,876	12,310
Maintenance and services	5,500	4,732	21,181	17,678

Total cost of revenue	10,423	8,120	38,057	29,988

Gross profit	23,811	20,908	81,063	66,991
Operating expenses
Research and development	8,392	6,529	31,600	25,781
Sales and marketing	14,424	12,239	52,400	45,003
General and administrative	4,669	3,566	18,725	12,052

Total operating expenses	27,485	22,334	102,725	82,836

Loss from operations	(3,674)	(1,426)	(21,662)	(15,845)
Other income (expense)
Foreign currency exchange loss	(45)	(169)	(527)	(576)
Interest and other income (expense), net	(10)	(18)	(40)	(146)

Loss before income taxes	(3,729)	(1,613)	(22,229)	(16,567)
Income taxes	(1)	50	838	169

Net loss	$(3,728)	$(1,663)	$(23,067)	$(16,736)
Accretion of redeemable convertible preferred stock	—	—	—	(2,442)

Net loss attributable to common shareholders	$(3,728)	$(1,663)	$(23,067)	$(19,178)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.15)	$(0.07)	$(0.94)	$(1.37)

Weighted average common shares outstanding used in computing net loss per share attributable to common stockholders
Basic and diluted	24,994	23,730	24,419	13,950

Imprivata, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(23,067)	$(16,736)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,761	3,075
Provision for doubtful accounts	17	99
Stock-based compensation	4,155	1,612
Loss on disposal of fixed assets	19	75
Change in value of contingent purchase price liability	197	(376)
Deferred income taxes	662	—
Changes in operating assets and liabilities:
Accounts receivable	(6,015)	(5,680)
Prepaid expenses and other current assets	(821)	(600)
Deferred revenue	9,759	8,567
Accounts payable	4,461	(1,010)
Accrued expenses and other current liabilities	635	2,689
Other liabilities	267	185

Net cash used in operating activities	(5,970)	(8,100)

Cash flows from investing activities:
Purchases of property and equipment	(2,866)	(3,187)
Purchases of intangible assets	(1,519)	—
Acquisition of business	(18,955)	—

Net cash used in investing activities	(23,340)	(3,187)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	80,213
Deferred offering costs	—	(3,405)
Payment of contingent liability	(11)	—
Repayments for capital lease obligations, long-term debt and other	(620)	(674)
Proceeds from employee stock purchase plan	1,219	—
Proceeds from exercise of stock options	1,999	476

Net cash provided by financing activities	2,587	76,610

Effect of exchange rates on cash and cash equivalents	(89)	(83)

Net (decrease) increase in cash and cash equivalents	(26,812)	65,240
Cash and cash equivalents, beginning of year	78,524	13,284

Cash and cash equivalents, end of year	$51,712	$78,524

Imprivata, Inc.

Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
GAAP net (loss) income	$(3,728)	$(1,663)	$(23,067)	$(16,736)
Adjustments to reconcile to Adjusted EBITDA:
Income tax expense	(1)	50	838	169
Depreciation and amortization	1,050	834	3,761	3,075
Other (expense) income, net	54	187	567	722
Stock-based compensation	1,159	486	4,155	1,612
Change in fair value of contingent liability	126	72	197	(376)
Acquisition costs	—	—	709	—
Shelf registration and offering costs	—	—	490	—

Adjusted EBITDA	$(1,340)	$(34)	$(12,350)	$(11,534)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share (a)

	December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP net loss	$(3,728)	$(1,663)	$(23,067)	$(16,736)
Adjustments to reconcile to Non-GAAP net income:
Amortization of purchased intangible assets	235	116	746	501
Stock-based compensation	1,159	486	4,155	1,612
Change in fair value of contingent liability	126	72	197	(376)
Acquisition costs	—	—	709	—
Shelf Registration and offering costs	—	—	490	—

Non-GAAP net loss	$(2,208)	$(989)	$(16,770)	$(14,999)

Non-GAAP net loss per share
Basic and diluted	$(0.09)	$(0.04)	$(0.69)	$(1.08)

Weighted average common shares outstanding used in computing non-GAAP net loss per share
Basic and diluted	24,994	23,730	24,419	13,950

(a)	The Company reconciles non-GAAP net loss per share beginning with GAAP net loss instead of GAAP net loss attributable to common stockholders in order to eliminate the effect of the accretion of preferred stock on the calculation.

Imprivata, Inc.

Supplemental Financial Information

(in thousands)

(unaudited)

Share-based compensation included in cost of revenues and operating expenses related to the awards of stock options and the employee stock purchase plan are as follows:

	Three Months ended		Twelve Months ended
	December 31,		December 31,
(in thousands)	2015	2014	2015	2014
Cost of maintenance and professional services	$113	$44	$386	$138
Research and development	322	147	1,216	500
Sales and marketing	293	174	1,069	532
General and administrative	431	121	1,484	442

Total	$1,159	$486	$4,155	$1,612